Exhibit 10.5
INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of the ____ day of _______, 20__ by and between Cavco Industries, Inc., a Delaware corporation (the “Company”), and ______________ (the “Officer”).

RECITALS

A.    The Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly-held corporations as officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.
B.    The Officer may not regard the protection available under the Company’s Restated Certificate of Incorporation (as amended, the “Charter”) and Second Amended and Restated Bylaws (the “Bylaws”) and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer without adequate protection, and the Company desires Officer to serve or continue to serve in such capacity. Officer is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Officer be so indemnified.
C.    The Board has determined that it is in the best interests of the Company to retain the Officer’s services and to assure the Officer that there will be adequate protection from certain liabilities in connection with such service.
D.    This Agreement is separate from and in addition to the Charter and the Bylaws and any resolutions adopted pursuant thereto, as well as any rights of the Officer under any directors’ and officers’ liability insurance policy, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of the Officer thereunder.
E.    Each of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), the Charter and the Bylaws is nonexclusive, and therefore contemplates that contracts may be entered into with respect to indemnification of directors, officers and employees.
F.    This Agreement replaces and supersedes any prior agreement between the Company and the Officer relating to the indemnification of and the advancement of expenses to the Officer.
G.    In recognition of the Officer’s need for protection against personal liability, and in part to provide the Officer with specific contractual assurance that indemnification will be available to the Officer (regardless of, among other things, any amendment to or revocation of the Charter, the Bylaws or any change in the composition of the Board or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, the Officer as set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Officer agree as follows:
1.    Definitions. As used in this Agreement:
(a)“Affiliate” means, with respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

(b)“Change of Control” means the occurrence after the date of this Agreement any of the following events: (i) an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding voting securities of the Company without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest; (iii) the effective date of a merger or consolidation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity) more than 50% of the combined voting power of the voting securities of the Surviving Entity outstanding immediately after such transaction and with the power to elect at least a majority of the board of directors or other governing body of such Surviving Entity; (iv) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (v) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constituted the Board (including, for this purpose, any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(b)(ii), 1(b)(iii) or 1(b)(iv)) whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(c)“Corporate Status” describes the status of a person who is or was or has agreed to serve as a director, trustee, partner, managing member, officer, employee, fiduciary or agent of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in which such person is or was serving in such capacity at the request of the Company.

(d)“Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes and penalties, and all other disbursements, obligations or expenses of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Officer is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 7 only, Expenses incurred by the Officer in connection with the interpretation, enforcement or defense of the Officer’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which the Officer has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of the Officer’s counsel as being reasonable in the good faith judgment of such counsel shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by the Officer or the amount of judgments or fines against the Officer.

(e)“Delaware Court” means the Court of Chancery of the State of Delaware.

(f)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of Delaware corporate law, and neither presently is, nor in the five years prior to his or her selection or appointment has been, retained to represent: (i) the Company or the Officer in any matter material to either such party (other than with respect to matters concerning the Officer under this Agreement, or of other indemnitees under similar indemnification agreements), (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Officer in an action to determine the Officer’s rights under this Agreement.

(g)    “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, regulatory or investigative (formal or informal) nature, including any appeal therefrom, in which the Officer was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the Officer’s Corporate Status, by reason of any action taken by the Officer (or a failure to take action by the Officer) or of any action (or failure to act) on the Officer’s part while acting pursuant to the Officer’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. If the Officer believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.
(h)    “Surviving Entity” shall mean the surviving entity in a merger or consolidation or any entity that controls, directly or indirectly, such surviving entity.
2.    Services by the Officer. The Officer has agreed to serve as an officer of the Company, provided that the Officer may resign at any time and for any reason from such position. This Agreement shall not be deemed an employment contract between the Company (or any of its Affiliates) and the Officer. This Agreement shall continue in force after the Officer has ceased to serve as an officer of the Company.
3.    Basic Indemnification Arrangement.
(a)    Indemnity in Third-Party Proceedings. The Company shall indemnify the Officer in accordance with the provisions of this Section 3(a) if the Officer is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3(a), the Officer shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Officer or on the Officer’s behalf in connection with such Proceeding or any claim, issue or matter therein, if the Officer acted in good faith and in a manner the Officer reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that the Officer’s conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of the Company’s stockholders or disinterested directors or applicable law.

(b)    Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify the Officer in accordance with the provisions of this Section 3(b) if the Officer is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3(b), the Officer shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by the Officer or on the Officer’s behalf in connection with such Proceeding or any claim, issue or matter therein, if the Officer acted in good faith and in a manner the Officer reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3(b) in respect of any claim, issue or matter as to which the Officer shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Officer is fairly and reasonably entitled to indemnification.
(c)    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Officer is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify the Officer against all Expenses actually and reasonably incurred by or on behalf of the Officer in connection therewith. If the Officer is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Officer against all Expenses actually and reasonably incurred by the Officer or on the Officer’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(d)    Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Officer is, by reason of the Officer’s Corporate Status, a witness, is or was made (or asked) to respond to discovery requests in any Proceeding, or otherwise asked to participate in any Proceeding to which the Officer is not a party, the Officer shall be indemnified against all Expenses actually and reasonably incurred by the Officer or on the Officer’s behalf in connection therewith.
(e)    Partial Indemnification. If the Officer is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Officer for the portion thereof to which the Officer is entitled.
(f)    Additional Indemnification.
(i)    Notwithstanding any limitation in Sections 3(a), 3(b), or 3(c), the Company shall indemnify the Officer to the fullest extent permitted by applicable law if the Officer is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the Officer’s Corporate Status.
(ii)    For purposes of Section 3(f)(i), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:
(A)    to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and
(B)    to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(g)    Advancement of Expenses. To the fullest extent permitted by § 145(e) of the DGCL, the Officer shall be entitled to payment of, and the Company shall pay, Expenses in advance of the final disposition of any Proceeding not initiated by the Officer or any Proceeding initiated by the Officer with the prior approval of the Board as provided in Section 3(h)(iii) (an “Expense Advance”) within thirty days after receipt by the Company of a written notice requesting the advancement of such Expenses, whether prior to or after final disposition of any Proceeding. Expense Advances shall be unsecured and interest free. Expense Advances shall be made without regard to the Officer’s ability to repay the Expenses and without regard to the Officer’s ultimate entitlement to indemnification under the other provisions of this Agreement. Expense Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Officer shall qualify for Expense Advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Officer undertakes to repay the amounts advanced (without interest) by the Company pursuant to this Section 3(g), if and only to the extent that it is ultimately determined that the Officer is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 3(g) shall not apply to any claim made by the Officer for which indemnity is excluded pursuant to Section 3(h).
(h)    Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment or Expense Advance in connection with any claim involving the Officer:
(i)    for which payment has actually been made to or on behalf of the Officer under any insurance policy or other indemnity or advancement of expenses provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity or advancement of expenses provision; or
(ii)    for (A) an accounting of profits made from the purchase and sale (or sale and purchase) by the Officer of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), or similar provisions of state statutory law or common law, (B) any reimbursement of the Company by the Officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Officer from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Officer of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (C) any reimbursement of the Company by the Officer of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or
(iii)    except as provided in Section 7 of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by the Officer, including any Proceeding (or any part of any Proceeding) initiated by the Officer against the Company or its directors, officers, employees or other indemnitees, unless (A) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (B) such payment arises in connection with any mandatory counterclaim or cross claim brought or raised by the Officer in any Proceeding (or any part of any Proceeding), or (C) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

4. Procedures for Determination of Entitlement to Indemnification.
(a)    Written Request for Indemnification. The Officer shall notify the Company in writing of any matter with respect to which the Officer intends to seek indemnification or Expense Advances hereunder as soon as reasonably practicable following the receipt by the Officer of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, the Officer shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Officer and is reasonably necessary to determine whether and to what extent the Officer is entitled to indemnification following the final disposition of such Proceeding. The omission by the Officer to notify the Company hereunder will not relieve the Company from any liability which it may have to the Officer hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by the Officer of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of the Company in writing that the Officer has requested indemnification. The Officer shall cooperate with the party reviewing the Officer’s entitlement to indemnification, including providing to said party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Officer and reasonably necessary to such determination. The Company shall pay any costs or expenses (including attorneys’ fees and disbursements) incurred by the Officer in so cooperating (irrespective of the determination as to the Officer’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Officer harmless therefrom.
(b)    Determining Entitlement to Indemnification Prior to a Change of Control. If a Change of Control has not occurred prior to or at the time a request for indemnification hereunder is submitted to the Company, an Officer’s entitlement to indemnification shall be determined in accordance with § 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Company shall furnish notice to the Officer within 10 days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Officer may, within 14 days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If there is an objection to the selection of Independent Counsel, either the Company or the Officer may petition the Delaware Court for a determination of the merits of such objection or for the appointment of Independent Counsel selected by the court.
(c)    Determining Entitlement to Indemnification After a Change of Control. If a Change of Control has occurred prior to or at the time a request for indemnification hereunder is submitted to the Company, an Officer’s entitlement to indemnification shall be determined in a written opinion of Independent Counsel selected by the Officer. The Officer shall give the Company written notice advising of the identity and address of the Independent Counsel so selected. The Company may, within 7 days after receipt of such written notice of selection, deliver to the Officer a written objection to such selection. The Officer may, within 5 days after the receipt of such objection from the Company, submit the name of another Independent Counsel and the Company may, within seven days after receipt of such written notice of selection, deliver to the Officer a written objection to such selection. Any objections referred to in this Section 4(c) may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If there is an objection to the selection of Independent Counsel, the Officer may petition the Delaware Court for a determination of the merits of such objection or for the appointment of Independent Counsel selected by the court.

(d)    Expenses of Independent Counsel. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel incurred while acting in its capacity as such pursuant to this Agreement and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Without limiting the foregoing, the Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without a reasonable basis.
(e)    Trial De Novo. In the event that (i) a determination is made pursuant to Section 4(b) or 4(c) that an Officer is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3(b), (iii) Independent Counsel has not made and delivered a written opinion determining a request for indemnification (A) within 90 days after being appointed by the Delaware Court, (B) within 90 days after objections to his or her selection have been overruled by the Delaware Court or (C) within 90 days after the time for the Company or the Officer to object to his or her selection or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or 4(c) or Section 6, the Officer shall be entitled to an adjudication in the Delaware Court of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that the Officer is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4(e) shall be conducted in all respects as a de novo trial on the merits, and the Officer shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 4(e), the Company shall have the burden of proving that the Officer is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that the Officer is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 4(e), or otherwise, unless the Officer knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law.
The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4(e) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all provisions of this Agreement.
5. Notification and Defense of Proceeding.
(a)    Notification. After receipt by the Officer of notice of the commencement of any Proceeding, the Officer will, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to notify the Company will not relieve it from any liability which it may have to the Officer otherwise than under this Agreement.

(b)    Defense. With respect to any Proceeding as to which the Officer notifies the Company of the commencement thereof, the Company will be entitled to participate therein at its own expense. Except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Officer. After receipt of notice from the Company to the Officer of the Company’s election to assume the defense thereof, the Company will not be liable to the Officer under this Agreement for any legal or other expenses subsequently incurred by the Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Officer shall have the right to employ its own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Officer unless (i) the employment of counsel by the Officer has been authorized by the Company, (ii) the Officer shall have reasonably concluded that there may be a conflict of interest between the Company and the Officer in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be subject to indemnification pursuant to the terms of this Agreement. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Officer shall have reasonably made the conclusion provided for in (ii) above.
(c)    Settlements. The Company shall not be liable to indemnify the Officer under this Agreement for any amounts paid in settlement of any Proceeding made without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall not settle any Proceeding in any manner that would impose any unindemnified penalty or limitation on the Officer without the Officer’s written consent. Neither the Company nor the Officer will unreasonably withhold, condition or delay its consent to any proposed settlement.
6.     Presumptions; Reliance and Effect of Certain Proceedings.
(a)    In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume (except as otherwise expressly provided in this Agreement) that the Officer is entitled to indemnification under this Agreement if the Officer has submitted a request for indemnification in accordance with Section 4(a), and thereafter, to the fullest extent not prohibited by law, the Company shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence, or the investigation, review and analysis of the determination of entitlement to indemnification reveals by clear and convincing evidence that the presumption should not apply.
(b)    Except where the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 4(b) or 4(c) to determine entitlement to indemnification shall not have made and furnished to the Officer in writing a determination within 90 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Officer shall be entitled to such indemnification unless the Officer knowingly misrepresented a material fact in connection with the request for indemnification. The termination of any Proceeding, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) in and of itself adversely affect the right of the Officer to indemnification or create a presumption that (a) the Officer did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or, in all other cases, that at least his or her conduct was not opposed to the best interests of the Company, or (b) with respect to any criminal Proceeding, the Officer had reasonable cause to believe that his or her conduct was unlawful.

7.    Indemnification and Expense Advancement for Additional Expenses. In the event that an Officer, pursuant to Sections 4(b), 4(c) or 4(e), seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, the Company shall, to the fullest extent permitted by law, indemnify the Officer against any and all Expenses and, if requested by the Officer, shall (within 10 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to the Officer, which are incurred by or on behalf of the Officer in connection with any such action if, in the case of indemnification, the Officer is wholly successful on the underlying claims; if the Officer is not wholly successful on the underlying claims, then such indemnification shall be only to the extent the Officer is successful on such underlying claims or otherwise as permitted by law, whichever is greater.
8.     No Presumption. For purposes of this Agreement, the termination of any Proceeding, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Officer did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
9.    Non-Exclusivity; Amendment of Charter Documents. The rights of the Officer hereunder shall be in addition to any other rights the Officer may have under the Charter, the Bylaws, pursuant to resolutions or determinations of the Board or stockholders, under the DGCL or otherwise. The Company shall not adopt any amendment to the Charter or the Bylaws (collectively, the “Charter Documents”), the effect of which would be to deny, diminish or encumber the Officer’s rights to exculpation, indemnity or advancement of expenses under the Charter Documents, the DGCL or any other applicable law. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that the Officer shall enjoy by this Agreement the greater benefits so afforded by such change.
10.    Insurance and Subrogation. The Company may maintain, at its expense, an insurance policy or policies providing liability insurance for directors or officers of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which such person serves at the request of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under applicable law.
In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Officer, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, the Officer has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
11.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
12.    Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

13.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (iv) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:
(a)    If to the Officer, at the address indicated on the signature page of this Agreement, or such other address as the Officer shall provide to the Company.
(b)    If to the Company to the attention of the Secretary of the Company at 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012, or to any other address as may have been furnished to the Officer by the Company.
14.    Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
15.    Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior written or oral and all contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by the Company and the Officer.
16.    Headings; Index. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
17.    Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the substantive laws in effect in the State of Delaware without giving effect to any conflicts-of-law rule, principle or statute that would result in the application of the laws of another jurisdiction. The Company and the Officer hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably RL&F Service Corp., 920 North King Street, 2nd Floor, Wilmington, New Castle County, Delaware 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
18.    Survival. The covenants and agreements of the parties set forth in this Agreement are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.
19.     Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Officer, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnity provisions of this Agreement shall continue in effect regardless of whether the Officer continues to serve as an employee of the Company.

20.    No Strict Construction. The parties hereto confirm that they have each participated in the negotiation and preparation of this Agreement and that this Agreement represents the joint agreement and understanding of the parties. The parties hereto have mutually chosen the language used in this Agreement, and no rule of strict construction construing ambiguities against any party hereto shall be applied.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Officer has signed this Agreement, all as of the day and year first above written.

CAVCO INDUSTRIES, INC.

By:
Name:
Title:

OFFICER

Name: